EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of ShiftPixy, Inc. (the “Company”) for the fiscal quarter ended February 29, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Patrice Launay, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report on Form 10- Q of the Company for the period ended February 29, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 19, 2024

/s/ Patrice Launay
Patrice Launay
Chief Financial Officer
(Principal Financial Officer)